CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Amendment No. 1 to the Registration Statement on Form S-3, of our report dated June 29, 2017 relating to the consolidated financial statements of Biotricity, Inc. comprising the balance sheets as of  as of March 31, 2017, March 31, 2016, December 31, 2016 and December 31, 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows for the three and twelve months ended March 31, 2017 and for the twelve months ended December 31, 2016 and December 31, 2015. The Company’s management is responsible for these consolidated financial statements.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

 /s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practise public accounting by the
Chartered Professional Accountants of Ontario

Richmond Hill, Canada

December 19, 2017